Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 2007 (except Note 8 as to which the date is June 5, 2008) with respect to the consolidated results of operations, changes in shareholders’ equity and cash flows for the cumulative period from inception on August 21, 2002 to December 31, 2006 (not separately presented herein) of GeoGlobal Resources Inc., included in the Annual Report (Form 10-K) for 2010 filed with the Securities and Exchange Commission.

CALGARY, ALBERTA                                                                                                          Ernst & Young LLP
March 23, 2007 except for Note 8,                                                                                        CHARTERED ACCOUNTANTS